Exhibit 99.2

CALLON PETROLEUM COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 28, 2012, Callon Petroleum Operating Company, a subsidiary of Callon Petroleum Company (NYSE: CPE) ("Callon" or the "Company"), closed the previously announced sale of its 11.25% working interest in the Habanero field (Garden Banks Block 341) (the "Transaction") to Shell Offshore Inc., a subsidiary of Royal Dutch Shell plc, for an estimated net cash consideration of USD $39.5 million after customary purchase price adjustments and the assumption of related abandonment and retirement obligations. The Transaction was effective October 1, 2012.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes of Callon Petroleum Company as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 ("Pro Forma Statements"), which have been prepared by the Company's management, are derived from the audited consolidated financial statements of Callon for the year ended December 31, 2011 included in its 2011 Annual Report on Form 10-K and the unaudited condensed consolidated financial statements of Callon as of and for the nine months ended September 30, 2012 included in its Quarterly Report on Form 10-Q for the period then ended.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what the Company's financial position or results of operations would have been had the Transaction been consummated on the dates indicated or the financial position or results of operations for any future date or period. The unaudited pro forma condensed consolidated balance sheet was prepared assuming the Transaction had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 were prepared assuming the Transaction had occurred on January 1, 2011. The Company believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Transaction.

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and in the Company’s Quarterly Report on Form
10-Q for the quarter ended September 30, 2012.

CALLON PETROLEUM COMPANY
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012
($ in thousands, except share data)

		Habanero
	Historical	Transaction		Pro forma
ASSETS
Current assets
Cash and cash equivalents	$1,485	$40,609	(a) (b)	$42,094
Accounts receivable	16,643	(1,208)	(b)	15,435
Other current assets	3,372	—		3,372
Total current assets	21,500	39,401		60,901

Oil and gas properties, full cost accounting method:	292,205	(40,377)	(c)	251,828
Investment in Medusa Spar, LLC	8,809	—		8,809
Other property and equipment, net	12,374	—		12,374
Deferred tax asset	64,911	—		64,911
Other assets, net	5,800	—		5,800

Total assets	$405,599	$(976)		$404,623

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$31,212	$(99)	(b)	$31,113
Asset retirement obligations	2,340	—		2,340
Total current liabilities	33,552	(99)		33,453

Long-term debt	111,450	—		111,450
Credit facility	40,000	—		40,000
Asset retirement obligations	11,664	(877)	(d)	10,787
Other long-term liabilities	3,471	—		3,471
Total liabilities	200,137	(976)		199,161

Stockholders' equity	205,462	—		205,462

Total liabilities and stockholders' equity	$405,599	$(976)		$404,623

The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

(a)
Reflects cash proceeds received for the Transaction, net of (i) estimated cash flow from operations (revenues less lease operating expenses) attributable to the interest for the period from the October 1, 2012 effective date through the Transaction closing date and (ii) transactions costs.

(b)	Reflects the elimination of receivables and payables related to the working interest sold.

(c)	Reflects the elimination of Callon's investment in evaluated properties related to the property sold.

(d)	Reflects the elimination of long-term asset retirement obligations associated with the working interest sold in the Transaction.

CALLON PETROLEUM COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011
($ in thousands, except share data)

		Habanero
	Historical	Transaction		Pro Forma
Operating revenues:
Crude oil sales	$100,962	$(16,605)	(e)	$84,357
Natural gas sales	26,682	(1,775)	(e)	24,907
Total oil and natural gas revenues	127,644	(18,380)		109,264

Operating expenses:
Lease operating expenses	20,347	(1,100)	(e)	19,247
Depreciation, depletion and amortization	48,701	(6,620)	(f)	42,081
General and administrative	16,636	—		16,636
Accretion expense	2,338	(162)	(g)	2,176
	88,022	(7,882)		80,140

Income from operations	39,622	(10,498)		29,124

Other (income) expenses:
Interest expense	11,717	—		11,717
Other (income)	(1,426)	—		(1,426)
Gain related to acquired assets	(5,041)	—		(5,041)
Gain on early extinguishment of debt	(1,942)	—		(1,942)
Total other (income) expenses	3,308	—		3,308

Income before income taxes	36,314	(10,498)		25,816
Income tax benefit	(69,283)	(2,856)	(h)	(72,139)

Income before equity in earnings of Medusa Spar LLC	105,597	(7,642)		97,955
Equity in earnings of Medusa Spar LLC, net of tax	799	—		799

Net income available to common shares	$106,396	$(7,642)		$98,754

Net income per common share:
Basic	$2.81	$(0.20)		$2.61
Diluted	$2.76	$(0.20)		$2.56

Shares used in computing net income per share amounts:
Basic	37,908	37,908		37,908
Diluted	38,582	38,582		38,582

The unaudited pro forma condensed consolidated statements of operations includes the following adjustments:

(e)	Reflects the elimination of revenues and direct operating expenses attributable to the working interest sold.

(f)	Reflects the elimination of depreciation, depletion and amortization expense attributable to the working interest sold.

(g)	Reflects the elimination of accretion expense attributable to the working interest sold.

(h)	Reflects the income tax expense attributable to the working interest sold.

CALLON PETROLEUM COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Operations for
the Nine Months Ended September 30, 2012
($ in thousands, except share data)

		Habanero
	Historical	Transaction		Pro Forma
Operating revenues:
Crude oil sales	$71,883	$(8,696)	(e)	$63,187
Natural gas sales	10,174	(498)	(e)	9,676
Total oil and natural gas revenues	82,057	(9,194)		72,863

Operating expenses:
Lease operating expenses	20,465	(638)	(e)	19,827
Depreciation, depletion and amortization	35,998	(3,665)	(f)	32,333
General and administrative	15,846	—		15,846
Accretion expense	1,709	(108)	(g)	1,601
	74,018	(4,411)		69,607

Income from operations	8,039	(4,783)		3,256

Other (income) expenses:
Interest expense	7,096	—		7,096
Other (income)	(224)	—		(224)
Gain related to acquired assets	(1,977)	—		(1,977)
Gain on early extinguishment of debt	(1,366)	—		(1,366)
Total other (income) expenses	3,529	—		3,529

Income (loss) before income taxes	4,510	(4,783)		(273)
Income tax expense	1,508	(1,224)	(h)	284

Income (loss) before equity in earnings of Medusa Spar LLC	3,002	(3,559)		(557)
Equity in earnings of Medusa Spar LLC, net of tax	180	—		180

Net income (loss) available to common shares	$3,182	$(3,559)		$(377)

Net income (loss) per common share:
Basic	$0.08	$(0.09)		$(0.01)
Diluted	0.08	(0.09)		(0.01)

Shares used in computing net income per share amounts:
Basic	39,441	39,441		39,441
Diluted	40,243	40,243		40,243

The unaudited pro forma condensed consolidated statements of operations includes the following adjustments:

(e)	Reflects the elimination of revenues and direct operating expenses attributable to the working interest sold.

(f)	Reflects the elimination of depreciation, depletion and amortization expense attributable to the working interest sold.

(g)	Reflects the elimination of accretion expense attributable to the working interest sold.

(h)	Reflects the income tax expense attributable to the working interest sold.

CALLON PETROLEUM COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

On December 28, 2012, Callon Petroleum Company ("Callon") completed the sale of its working interest in the Habanero Field, Garden Banks Block 341 (the "Transaction"), to Shell for an estimated net cash consideration of USD $39.5 million after customary purchase price adjustments and the assumption of related abandonment and retirement obligations. Habanero represents approximately 8.8% of Callon's total production for the nine months of ended September 30, 2012 and 8.6% of Callon's total estimated reserves at December 31, 2011. Independent reserve engineers' estimates of proved reserves for Habanero at December 31, 2011 totaled approximately 610,000 barrels of oil and 4.6 billion cubic feet of natural gas (1,373,000 barrels of oil equivalent). The Transaction was effective October 1, 2012.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 was prepared assuming that the Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 were prepared assuming the Transaction had occurred on January 1, 2011. The Pro Forma Statements do not purport to represent what Callon's financial position or results of operations would have been had the Transaction been consummated on the dates indicated or the financial position or results of operations for any future date of period. Callon believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Transaction.

Summary Pro Forma Oil and Natural Gas Reserve Data (unaudited):

The following table sets forth summary pro forma reserve data as of December 31, 2011 giving effect to the Transaction.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2011:

		Habanero
	Historical	Transaction	Pro Forma
Proved Reserves
Oil (MBbls)	10,075	(610)	9,465
Natural Gas (Mmcf)	35,118	(4,574)	30,544
Total reserves (Mmcfe)	15,928	(1,372)	14,556

Proved Developed Reserves
Oil (MBbls)	5,069	(176)	4,893
Natural Gas (Mmcf)	11,605	(290)	11,315
Total reserves (Mmcfe)	7,003	(224)	6,779

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2011 ( in thousands):

		Habanero
	Historical	Transaction	Pro Forma

Future cash flows	$1,194,079	$(92,253)	$1,101,826
Future cost applicable to future cash flows:
Production costs	(356,653)	16,579	(340,074)
Development and abandonment costs	(268,628)	13,613	(255,015)
Future income taxes	(78,813)	23,983	(54,830)

Future net cash flows	489,985	(38,078)	451,907
Discount for estimated timing of net cash flows (10% discount rate)	(219,628)	5,958	(213,670)

Net Cash Flows	$270,357	$(32,120)	$238,237